As filed with the Securities and Exchange Commission on April 16, 2010

Registration No. 333-165439

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HI-TECH PHARMACAL CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	11-2638720
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

369 Bayview Avenue, Amityville, NY 11701 (631) 789-8228

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David S. Seltzer

President and Chief Executive Officer

Hi-Tech Pharmacal Co., Inc.

369 Bayview Avenue, Amityville, NY 11710

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Martin M. Goldwyn, Esq.

Tashlik, Kreutzer, Goldwyn & Crandell P.C.

40 Cuttermill Road

Great Neck, NY 11021

(516) 466-8005

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (4)(5)
Common stock, $.01 par value per share; preferred stock; debt securities; and warrants Total	$100,000,000		$$100,000,000	$7,130.00

(1)	Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(2)	An unspecified number of the securities of each identified class of securities is being registered for possible issuance from time to time at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(3)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may become issuable pursuant to stock splits, stock dividends or similar transactions, without the need for any post-effective amendment. There are also being registered hereunder an indeterminate number of shares of common stock or warrants registered hereunder.
(4)	This amount is estimated solely for the purpose of calculating the registration pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price. The proposed maximum offering price per unit will be determined from time to time in connection with the issuance of securities registered hereunder.
(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

$100,000,000

HI-TECH PHARMACAL CO., INC.

Common Stock, Preferred Stock, Debt Securities and Warrants

This prospectus relates to the public offer and sale of common stock, preferred stock, debt securities and warrants which we may offer from time to time in one or more series, with an aggregate public offering price of up to $100,000,000. We may offer and sell the securities separately, together or as units, separate classes or series, in amounts, at prices and on terms to be determined at the time of sale.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer the securities from time to time through public or private transactions, directly or through underwriters, agents or dealers and in the case of our common stock, on or off the Nasdaq Global Market, at prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters, agents, or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent, or dealer and any applicable fees, commissions, or discounts. The supplements to this prospectus will designate the terms of our plan of distribution.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the Nasdaq Global Market under the symbol “HITK.” The last reported sale price of our common stock on March 8, 2010 was $25.05 per share.

Based on the last reported sale price of our common stock on the Nasdaq Global Market on March 8, 2010 ($25.05), the aggregate market value of our outstanding common stock held by non-affiliates was approximately $309,919,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves a high degree of risk. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission incorporated by reference into this Prospectus, as described under “Risk Factors” beginning on page 10.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2010.

ABOUT THI S PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the United States Securities and Exchange Commission, (“SEC”). By using a shelf registration statement, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings. We may use this prospectus to offer and sell up to a total of $100,000,000 of our securities. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities offered. The supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference into the registration statement, contains additional information about the securities offered under this prospectus. That registration statement can be read at the SEC’s website or at the SEC offices mentioned below under the heading “Where You Can Find More Information” found on page 41. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” found on page 42.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. We have not authorized anyone to provide you with information different from that which is contained in or incorporated by reference to this prospectus. We are offering to sell securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the securities.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the securities being offered and the terms of the offering.

BECAUSE THIS IS ONLY A SUMMARY, IT DOES NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE YOU DECIDE TO PURCHASE THE SHARES OF COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES OR THE WARRANTS BEING OFFERED BY THIS PROSPECTUS. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION PROVIDED IN THIS PROSPECTUS UNDER THE HEADING “RISK FACTORS.”

HI-TECH PHARMACAL CO., INC.

Hi-Tech Pharmacal Co., Inc. (“Hi-Tech” or the “Company”, which may be referred to as “we”, “us” or “our”), a Delaware corporation, incorporated in April 1982, is a specialty manufacturer and marketer of prescription, over-the-counter and nutritional products.

We develop, manufacture and market products in three categories – generics, prescription brands and over the counter (OTC) brands. We produce a wide range of products for various disease states, including asthma, bronchial disorders, dermatological disorders, allergies, pain, stomach, oral care, neurological disorders, glaucoma and other conditions.

Our generic products are primarily prescription items and include oral solutions and suspensions, topical creams and ointments as well as nasal sprays. We also specialize in the manufacture of products in our state of the art sterile facility capable of producing liquid ophthalmic, otic and inhalation products. Additionally, our Midlothian Laboratories division, a generic pharmaceutical company specializing in prescription vitamins operates through a “virtual company” structure, outsourcing R&D and manufacturing, while concentrating on the marketing of generics. The generic product category includes a small amount of contract manufacturing sales for both the prescription and OTC markets.

On February 27, 2009, we purchased substantially all of the assets of E. Claiborne Robins Company, Inc. d/b/a ECR Pharmaceuticals (“ECR Pharmaceuticals” or “ECR”). This subsidiary is engaged in the development and distribution of branded prescription pharmaceuticals. ECR’s products treat various disease states, including cough and cold symptoms, allergies, poison ivy and contact dermatitis, and pain relief. We do not manufacture any of ECR’s products. All products are sourced, at ECR’s direction, through contract manufacturers and packagers. All research and development is also conducted through contract organizations.

Our Health Care Products Division markets a line of OTC branded products primarily for people with diabetes, including Diabetic Tussin®, DiabetiDerm®, Multi-betic® and DiabetiSweet®. The division also sells Zostrix® brand of capsaisin products for pain associated with arthritis.

Our customers include chain drug stores, drug wholesalers, managed care purchasing organizations, certain Federal government agencies, generic distributors, mass merchandisers, and mail-order pharmacies. Some of our key customers include McKesson Corporation, Cardinal Health, Inc., AmeriSourceBergen Corporation, CVS, Walgreens and Wal-Mart.

For the fiscal year ended April 30, 2009 sales of generic pharmaceuticals including our Midlothian Laboratories division represented 88% of total sales, sales of our ECR Pharmaceutical subsidiary which was acquired on February 27, 2009 were 3% and sales of the Health Care Products division of OTC products accounted for 9% of total sales.

Generic Products

Our top 5 selling generic products in fiscal 2009 were:

•	Dorzolamide with Timolol and Dorzolamide (the generic equivalents of Cosopt® and Trusopt® from Merck)

•	Fluticasone propionate (the generic equivalent of Flonase® from GlaxoSmithKline)

•	Sulfamethoxazole with Trimethoprim (the generic equivalent of Bactrim® from Roche)

•	Pediatric multivitamins with fluoride (the generic equivalent of various brands)

•	Lactulose (the generic equivalent of various brands)

Generic Approvals and Product Launches

As of March 11, 2010, we had 38 approved Abbreviated New Drug Applications (ANDA) for marketing by the Food and Drug Administration (“FDA”) and 1 product with tentative approvals. In addition, we have 16 products submitted to the FDA pending approval, and approximately 20 products in various stages of development.

In our fiscal 2009, we launched two products upon receiving the FDA’s final approval for our ANDAs:

•	Dorzolamide Hydrochloride with Timolol Maleate Ophthalmic Solution (the generic equivalent of Merck’s Cosopt® Ophthalmic solution, indicated for the treatment of glaucoma)

•	Dorzolamide Hydrochloride Ophthalmic Solution (the generic equivalent of Merck’s Trusopt® Ophthalmic solution, indicated for the treatment of glaucoma)

ECR Pharmaceuticals

ECR’s products are branded and trademarked. The products, in order of sales, are:

•	Lodrane® 24/Lodrane® 24 D, an extended release antihistamine/ antihistamine with decongestant capsule

•	DexPak® TaperPak, an oral corticosteroid tablet available in 13 day, 10 day and 6 day tapered packages

•	Bupap®, an analgesic tablet

•	Vosol®, a product indicated for swimmer’s ear

On November 13, 2009, Hi-Tech signed an exclusive licensing agreement between Hi-Tech’s ECR Pharmaceuticals subsidiary and NovaDel Pharma, Inc., a drug development company, through which ECR obtained the rights to market Zolpimist® (Zolpidem Tartrate oral spray, 5mg per spray), in the United States and Canada. Under the terms of the agreement ECR paid NovaDel $3 million upon closing. In addition NovaDel will receive a royalty of up to 15% on net sales, and a one-time $7.5 million milestone payment if net sales reach $100,000,000 in any calendar year.

Health Care Products Division

Our Health Care Products Division (“HCP”) is a marketer of branded products that include over-the-counter, nutritional lines, and prescription products, primarily for people with diabetes. HCP also has several lines that fall outside the diabetic area. The Health Care Products Division is composed of several products lines which account for a majority of its sales.

The top five product lines, in order of sales, are:

•	Diabetic Tussin® cough products

•	Zostrix® pain relief products

•	DiabetiDerm® dermatological and footcare products

•	Multibetic® multi-vitamins

•	DiabetiSweet® sugar substitutes

The Diabetic Tussin® line accounted for approximately half of Health Care Products sales.

On March 1, 2010, we acquired the Mag-Ox® line of Magnesium Nutritional supplements from Blaine Company, Inc., a privately held company for $4.1 million in an all-cash transaction. Under the terms of the acquisition we received rights to Mag-Ox®, Maginex®, Uro-Mag® and Corban™. The products had net sales of approximately $3.4 million in calendar 2009. The brands will be sold through our Health Care Products OTC division. Mag-Ox® is a leading magnesium supplement brand that is recommended by doctors and pharmacists for patients with cardiovascular, diabetes and metabolic syndrome conditions.

Growth Strategy

Management believes that growth in the generic pharmaceutical industry is driven by several factors which should continue in the coming years. These factors include:

•	The increasing number of branded pharmaceutical products that have lost or will lose patent protection

•	Efforts by federal and state governments, employers, third-party payers and consumers to control health care costs

•	The aging of the U.S. population

•	Increased acceptance of generic products by physicians, pharmacists and consumers

Management intends to exploit these macroeconomic trends by making strategic decisions which will result in the Company’s growth. Our growth strategy is based on the following:

•	Increase the number of new product introductions by expanding our research and development efforts and increasing our ANDA submissions

•	Increase market share for our core prescription generic products by adding new customers and introducing products to existing customers

•	Continue to develop and license branded products with a focus on niche markets, such as diabetes care and related areas, such as podiatry

•	Acquire products and businesses that management believes can contribute to our growth strategy

•

Leverage our manufacturing capabilities by primarily focusing on the development of liquid and semi-solid dosage forms and products requiring sterile manufacturing and making some of our products available in unit dose format

Product Development Strategy

We have identified over $9 billion of brand name drugs in the liquid, sterile, inhalation, nasal spray and semi-solid dosage forms in our target market. These products either have patents which expire in the next five years or have patents which the Company believes that it can successfully challenge. We are currently developing drugs with total branded sales of over $2 billion and plan to take advantage of this opportunity.

Our product development strategy focuses on products in the following areas:

•	Products that will have limited competition due to smaller market size but can generate long term revenues

•	Products with significant volume and high annual sales

•

Products that are difficult to bring to market and more likely to face limited competition, enabling us to earn higher margins for a longer period of time. These opportunities include nasal sprays and sterile products, including ophthalmics and inhalation products

•	Products with patents that we believe we can successfully challenge through the patent challenge process of the Hatch-Waxman Act

•	Products requiring clinical trials

Research and Development

We obtain new generic pharmaceutical products primarily through internal product development and from strategic arrangements with other pharmaceutical companies. These strategic arrangements include both development contracts where we pay a third party to develop a new product and licensing arrangements where we sell a product and pay a royalty to the owner of the ANDA or NDA.

For the fiscal years ended April 30, 2009, 2008 and 2007 total R&D expenditures were $7,429,000, $6,208,000 and $4,733,000, respectively. The increase is the result of expenditures on both internal and external development projects. Our largest expenditure on a single project was for a product line that is being jointly developed with two other generic drug companies. We spent $2,978,000, $1,591,000 and $409,000 in fiscal years ended April 30, 2009, 2008 and 2007, respectively, on this project including expenditures on a clinical trial. The clinical trial for this product has been completed, and we believe that we will file an ANDA for one of the products in this product line in fiscal 2010.

We have 16 ANDA applications pending at the FDA that address over $0.7 billion in annual brand and generic product sales in the United States in 2009 according to IMS Health. Additionally, we have approximately 20 products targeting over $2 billion in branded revenue in development. We do not know when any of these products will be approved.

Customers and Marketing

We market our products to chain drug stores, drug wholesalers, managed care purchasing organizations, certain Federal government agencies, generic distributors, mass merchandisers and mail order pharmacies. We sell our generic products to over 100 active accounts located throughout the United States. For the fiscal year ended April 30, 2009, McKesson Corporation, AmerisourceBergen and Cardinal Health, accounted for net sales of approximately 16%, 14%, and 13%, respectively. These customers represented approximately 58% of the outstanding accounts receivable at April 30, 2009. Our top five customers accounted for approximately 57% and 49% of our total sales for the fiscal years ended April 30, 2009 and 2008, respectively. If any of our top five customers discontinues or substantially reduces its purchases from the Company, it may have a material adverse effect on our business and financial condition. We believe, however, that we have good relationships with our customers.

We have standard industry agreements made in the ordinary course of business with these customers which include prompt payment discounts, and various standard fee or rebate arrangements. Purchases are made on a purchase order basis. The agreements do not bind the customers to purchase their requirements from us.

We utilize our state of the art manufacturing facilities and laboratories to offer contract manufacturing services to our existing as well as potential customers.

ECR currently markets four product lines primarily in the mid-Atlantic and southeastern United States. These products are detailed and sampled by ECR’s 60 person sales force primarily to physicians serving in general practice, family medicine and certain specialty areas. ECR sells its products to established drug wholesalers, with key customers including Cardinal Health, Inc., McKesson Corporation and AmerisourceBergen Corporation. ECR has arrangements with these wholesalers to stock our products in pharmacies in the areas in which we detail the products.

We market HCP brands using various marketing strategies which include professional and consumer sampling programs, telemarketing, coupon promotions, contemporary packaging, print media, national radio, direct response advertising and in store promotions. We also have placed a significant emphasis on the use of the internet as a vehicle to promote our brands and emphasize our Company’s goal of helping people with diabetes live a healthier life. We view the internet as an effective vehicle to educate people with diabetes about making good decisions in helping manage their condition. Our websites are registered under the domain names of diabeticproducts.com, Nasaleaseblocker.com and Zostrix.com, which are linked to most search engines and diabetic based websites.

Health Care Products currently employs 10 full time employees in sales, marketing and administration, and utilizes several independent commission sales representative organizations.

We are focused on growth and will continue to develop new branded and generic products as well as devise new marketing strategies to penetrate our markets. We are seeking to complement this internal effort by acquiring products for future marketing, as well as licensing rights to proprietary products and technologies for development and commercialization. We will place increasing emphasis on establishing co-development and co-marketing agreements with strategic partners.

Facilities

Our manufacturing facilities are designed to be flexible in order to allow for the low cost production of a variety of products of different dosages, sizes, packaging and quantities while maintaining a high level of quality and customer service. This flexible production capability allows us to adjust on-line production in order to meet customer requirements.

We operate from six buildings owned by us on one site in Amityville, New York, totaling approximately 207,000 square feet. Additionally, we lease a 12,000 square foot facility in Montgomery, AL which houses the Midlothian Laboratories division, and a 12,000 square feet building in Richmond, Virginia, which houses ECR’s administrative offices and warehouse.

Raw Materials/Active Pharmaceutical Ingredients

The active compounds for our products, also called active pharmaceutical ingredients or APIs, are purchased from specialized manufacturers and are essential to our business and success. API manufacturers are required to file a Drug Master File with the FDA. Each individual API must be approved by the FDA as part of the ANDA approval process. API manufacturers are also regularly inspected by the FDA.

In some cases, the raw materials used to manufacture pharmaceutical products are only available from a single FDA-approved supplier. Even when more than one supplier exists, we may elect to list, and in most cases has only listed, one supplier in its applications with the FDA. Any change in a supplier not previously approved must then be submitted through a supplemental approval process with the FDA.

It is crucial for the business to select suppliers that meet Current Good Manufacturing Practices (“cGMP”) requirements and that are reliable and offer competitive prices. We are proactive in maintaining good relationships with our API suppliers because we believe that these relationships allow us to save crucial time and be cost competitive. For new products in development, the timely selection of the right API suppliers that have access to cutting-edge chemical and process technologies, and in some cases offer proprietary and patented methods for chemical synthesis and manufacturing processes, can potentially give us a significant advantage over our competitors.

We believe we have good, cooperative working relationships with our suppliers and are not experiencing any difficulty in obtaining raw materials. If a supplier were unable to supply us, we believe we could locate an alternative supplier. However, any change in suppliers of a raw material could cause significant delays and cost increases in the manufacture of products. To mitigate this risk, the Company is currently in the process of certifying alternative suppliers for several key APIs and components.

Our Midlothian Laboratories division and our ECR Pharmaceuticals subsidiary use contract manufacturers to manufacture its products. During fiscal 2009 two of Midlothian’s suppliers issued recalls, and the Company was required to recall the products from its customers. These suppliers are no longer manufacturing products for Midlothian.

We have a non-exclusive supply agreement with Ragactives S.L.U. (“Ragactives”) dated July 18, 2008 to supply dorzolamide hydrochloride, the active ingredient in Dorzolamide with Timolol Ophthalmic Solution and Dorzolamide Ophthalmic Solution. These products accounted for over 22% of our sales for fiscal 2009. The agreement has a ten year term beginning in July 2008 and is automatically renewed for successive two year periods unless terminated by either party upon written notice not less than 180 days prior to the end of the current term. The agreement may be terminated by either party upon 90 days’ notice for material breach of the agreement in the event the breaching party fails to remedy the breach during such 90 day period or immediately in the event of bankruptcy. The agreement provides that we will consider Ragactives as its preferential supplier of the product and we will give Ragactives notice of any offer from a third party manufacturer of the product to enable Ragactives to meet the price of product from such manufacturer. There are no minimum purchase requirements under the agreement; however, we are obligated to purchase at least seventy-five (75%) percent of our annual requirements of the product from Ragactives as long as Ragactives’ price is not more than ten (10%) percent higher than other manufacturer’s price. The agreement has standard confidentiality and indemnification clauses. We have no other material agreements with suppliers and we utilize standard purchase orders when obtaining materials.

Our products are highly regulated, principally by the FDA, the U.S. Drug Enforcement Agency, state governments and governmental agencies of other countries. Federal and state regulations and statutes impose certain requirements on the testing, manufacture, labeling, storage, record keeping, approval, advertising and promotion of our products. Noncompliance with applicable requirements can result in judicially and administratively imposed sanctions.

We were incorporated in New York on April 29, 1982 and by merger were incorporated on August 1, 1996 in Delaware. Our corporate headquarters are located at 369 Bayview Avenue, Amityville, New York 11701. The telephone number at our corporate office is (631) 789-8228 and the facsimile number is (631) 789-8429.

RISK FACTORS

Investing in our securities is very speculative and involves a high degree of risk. You should carefully consider and evaluate all of the information in, or incorporated by reference in, this prospectus. The following are among the risks we face related to our business, assets and operations. They are not the only ones we face. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock and you might lose all or part of your investment.

The following risk factors could have a material adverse effect on the Company’s business, financial position or results of operations. These risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results or cause the market price of our common stock to fluctuate or decline.

Our pipeline of products in development may be subject to regulatory delays at the FDA. Delays in key products could have material adverse effects on our business, financial position and results of operations.

Our future revenue growth and profitability are dependent upon our ability to develop and introduce new products on a timely basis in relation to our competitors’ product introductions. Our failure to do so successfully could have a material adverse effect on our financial position and results of operations.

Many products require FDA approval prior to being marketed. The process of obtaining FDA approval to manufacture and market new and generic pharmaceutical products is rigorous, time-consuming, costly and largely unpredictable. We may be unable to obtain requisite FDA approvals on a timely basis for new generic products that we may develop. Hi-Tech has not experienced difficulties in obtaining FDA approvals leading to delays in introducing any material products. However, the Company has experienced delays on non-material products from time to time.

The ANDA process often results in the FDA granting final approval to a number of ANDAs for a given product. We may face immediate competition when we introduce a generic product into the market. These circumstances could result in significantly lower prices, as well as reduced margins, for generic products compared to brand products. New generic market entrants generally cause continued price and margin erosion over the generic product life cycle. The timing and cost of obtaining FDA approvals could adversely affect our product introduction plans, financial position and results of operations.

Once approved, our new products may not achieve the expected levels of market acceptance. Failure to capture market share on new products could have material adverse effects on our business, financial position and results of operations.

Our approved products may not achieve expected levels of market acceptance, which could have a material adverse effect on our profitability, financial position and results of operations. Even if we were able to obtain regulatory approvals of our new pharmaceutical products, generic or brand, the success of those products is dependent upon market acceptance. Levels of market acceptance for new products could be impacted by several factors, including:

•	the timing of our market entry

•	the availability of alternative products from our competitors

•	the price of our products relative to that of our competitors

•	the availability of authorized generics

•	the acceptance of our products by government and private formularies

Many of these factors are not within our control.

We currently sell several prescription items that do not currently require FDA approval. The FDA has taken action to require formal approvals for other products which previously did not require approvals. There is a risk that our unapproved products may be required to undergo a formal FDA approval process or we maybe required to discontinue marketing these products.

Hi-Tech sells approximately 30 generic prescription products which do not currently require FDA approvals. Most of these products either fall under the Grandfathered, Drug Efficacy Study Implementation (“DESI”) or nutritional classifications. Grandfathered drugs are drugs that were on the market prior to the passage of the Food, Drug and Cosmetic Act of 1938. It was not until the passage of the Food, Drug and Cosmetic Act of 1938 that a New Drug Application (NDA) was required for marketing a drug product as the regulatory mechanism for insuring that all new drugs were cleared for safety prior to distribution. The requirement for pre-clearance for effectiveness was added by the 1962 amendment.

Following enactment of the 1938 law, drugs on the market prior to that time were exempted or “grandfathered” and manufacturers were not required to file an NDA. The premise was that all pre-1938 drugs were considered safe, and if the manufacturer did not change the product formulation or indication, then an NDA was not required.

DESI drugs are drugs that were approved solely on the basis of their safety prior to 1962. Thereafter, Congress required drugs to be shown to be effective as well. The FDA initiated the DESI program to evaluate the effectiveness of those drugs that had been previously approved on safety grounds alone. These drugs, and those identical, related, and similar to them, may continue to be marketed until the administrative proceedings evaluating their effectiveness have been concluded, at which point continued marketing is only permitted if an NDA is approved for such drugs. The vast majority of the DESI proceedings have been concluded, but a few are still pending.

Nutritional products include pediatric, prenatal and geriatric vitamin supplements.

As of fiscal 2009, the following table shows the sales contributions of these prescription products to each division and Hi-Tech’s total sales.

% of Sales
Hi-Tech Generics	17%
Health Care Products	0%
ECR Pharmaceuticals	69%
Midlothian Laboratories	100%
Hi-Tech (consolidated)	22%

Continuing studies of the proper utilization, safety and efficacy of pharmaceutical products are being conducted by the industry, government agencies and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety and efficacy of currently marketed products. In some cases, these studies have resulted, and may in the future result, in the discontinuance of product marketing. These situations, should they occur, could have a material adverse effect on our profitability, financial position and results of operations.

Our industry is highly competitive. Competitors could cause pricing declines or loss of market share which could cause material adverse effects on our business, financial position and results of operations.

We face competition from other pharmaceutical manufacturers that threatens the commercial acceptance and pricing of our products, which could have a material adverse effect on our business, financial position and results of operations. Competitors which compete with Hi-Tech on multiple products include Wockhardt, Qualitest, Actavis and Apotex. Each of these competitors is larger than Hi-Tech and may have the ability to price products more competitively than Hi-Tech. These competitors may reduce prices on products which we currently market, which would force us to lower our price or could cause us to lose market share.

Our competitors may be able to develop products and processes competitive with or superior to our own for many reasons, including that they may have:

•	proprietary processes or delivery systems

•	larger research and development staffs

•	larger sales and marketing staffs

•	larger production capabilities

•	more products

•	more experience in developing new drugs and greater financial resources

Each of these factors and others could have a material adverse effect on our business, financial position and results of operations.

We are subject to government regulation from the FDA and the DEA. We face significant costs and uncertainties associated with our efforts to comply with applicable regulations. Should we fail to comply, we could experience material adverse effects on our business, financial position and results of operations.

Because the pharmaceutical industry is heavily regulated, we face significant costs and uncertainties associated with our efforts to comply with applicable regulations. Should we fail to comply, we could experience material adverse effects on our business, financial position and results of operations.

The pharmaceutical industry is subject to regulation by various Federal and state governmental authorities. For instance, we must comply with FDA requirements with respect to the manufacture, labeling, sale, distribution, marketing, advertising, promotion and development of pharmaceutical products. Failure to comply with FDA and other governmental regulations can result in fines, disgorgement, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production and/or distribution, suspension of FDA’s review of ANDAs, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although we have internal regulatory compliance programs and policies and have had a favorable compliance history, there is no guarantee that we may not be deemed to be deficient in some manner in the future. If we were deemed to be deficient in any significant way, it could have a material adverse effect on our business, financial position and results of operations.

In addition to the new drug approval process, the FDA also regulates the facilities and operational procedures that we use to manufacture our products. We must register our facilities with the FDA. All products manufactured in those facilities must be made in a manner consistent with current Good Manufacturing Practices (“cGMP”). Compliance with cGMP regulations requires substantial expenditures of time, money and effort in such areas as production and quality control to ensure full technical compliance. Failure to comply with cGMP regulations could result in an enforcement action brought by the FDA, which periodically inspects our manufacturing facilities for compliance, which could include withholding the approval of ANDAs or other product applications of a facility if deficiencies are found at that facility. FDA approval to manufacture a drug is site-specific. If the FDA would cause our manufacturing facilities to cease or limit production, our business could be adversely affected. Delay and cost in obtaining FDA approval to manufacture at a different facility also could have a material adverse effect on our business, financial position and results of operations.

The Drug Enforcement Administration (“DEA”) enforces the Controlled Substances Act and maintains oversight over the Company’s products that are considered controlled substances. The DEA requires the Company to comply with certain reporting and record keeping requirements and requires certification of the Company’s facilities for the manufacture and sale of these products.

We are subject, as are generally all manufacturers, to various Federal, state and local laws of general applicability, such as laws regulating working conditions, as well as environmental protection laws and regulations, including those governing the discharge of materials into the environment. Although we have not incurred significant costs associated with complying with such environmental provisions in the past, if changes to such environmental provisions are made in the future that require significant changes in our operations or if we engage in the development and manufacturing of new products requiring new or different environmental controls, we may be required to expend significant funds. Such changes could have a material adverse effect on our business, financial position and results of operations.

Our business and results of operations could be adversely affected by qui tam litigation.

In connection with the sale of pharmaceutical products, certain claims alleging the submission of false claims to the government can form the basis for qui tam complaints to be filed. The qui tam provisions of the federal civil False Claims Act and various state civil False Claims Acts authorize a private person, known as a “relator” (i.e. “whistleblower”), to file civil actions under the federal and state statutes on behalf of the federal and state governments. Under the federal civil False Claims Act and applicable state civil False Claims Acts, the filing of a qui tam complaint by a relator imposes obligations on federal or state government authorities to investigate the allegations and to determine whether or not to intervene in the action. Such cases typically revolve around the marketing, sale and/or purchase of pharmaceutical products and allege wrongdoing in the marketing, sale and/or purchase of such products. Such complaints are filed under seal and remain sealed until the applicable court orders otherwise.

Our business and results of operations could be adversely affected if qui tam complaints are filed against us for alleged violations of any health laws and regulations and for damages arising from resultant false claims and we are found liable for violations alleged in any such matters.

We sell our products to a limited number of major customers. The number of customers in our industry has declined due to consolidations over the past several years. Any significant reduction in business with any of our top five customers could have a material adverse effect on our business, financial position and results of operations.

Our top 5 customers, based on sales, accounted for 57% of our total sales for fiscal 2009. The Company has standard industry agreements made in the ordinary course of business with these customers which include prompt payment discounts, and various standard fee or rebate arrangements. Purchases are made on a purchase order basis. Therefore, the agreements are not material since they do not bind the customers to purchase their requirements from the Company. Any significant reduction of business with any of our top 5 customers could have a material adverse effect on our business, financial position and results of operations.

We are reliant on third party suppliers for the active ingredients for our products. A prolonged interruption in the supply of such products could have a material adverse effect on our business, financial position and results of operations.

Active pharmaceutical ingredients, packaging components, and other materials and supplies that we use in our pharmaceutical manufacturing operations, as well as certain finished products, are generally available and purchased from many different foreign and domestic suppliers. With the exception of a supply agreement for the active ingredient for the Company’s Dorzolamide Hydrochloride products, the Company does not have any written material agreements with any of its raw material suppliers. Additionally, we maintain sufficient raw materials inventory, and in certain cases where we have listed only one supplier in our applications with the FDA, we have received FDA approval to use alternative suppliers should the need arise. However, there is no guarantee that we will always have timely and sufficient access to a critical raw material or finished product. A prolonged interruption in the supply of a single-sourced active ingredient or finished product could cause our financial position and results of operations to be materially adversely affected.

We manufacture a majority of our generic products and some of our over the counter brands at one facility. A significant disruption at this facility, even on a short term basis, could have a material adverse effect on our business, financial position and results of operations.

Our generic products and some of our branded products are produced at our two manufacturing facilities located at one site. The Company stores products at facilities in Amityville, NY, Montgomery, AL and Richmond, VA. A significant disruption at the manufacturing facilities, even on a short-term basis, could impair our ability to produce and ship products to the market on a timely basis, which could have a material adverse effect on our business, financial position and results of operations.

The following table shows for fiscal 2009 the sales contributions of products manufactured at Hi-Tech’s Amityville facility to each division and to the Company as a whole:

% of Sales
Hi-Tech Generics	93%
Health Care Products	47%
ECR Pharmaceuticals	0%
Midlothian Laboratories	0%
Hi-Tech (consolidated)	80%

The Company uses multiple contract manufacturers to supply products not made at Hi-Tech’s Amityville facility. Failure of one or more than one of these manufacturers to supply products to Hi-Tech could have material adverse effects on our business.

A majority of the products made for our ECR Pharmaceuticals subsidiary and Midlothian Laboratories division are made at contract manufacturers. Additionally both our Health Care Products division and our Hi-Tech Generic division utilize contract manufacturers. In the event that one or more of these contract manufactures were to experience manufacturing problems or FDA regulatory issues and were unable to deliver product on behalf of the Company, our financial position and results from operations could be adversely affected.

Sales of our products may be adversely affected by the continuing consolidation of our customers.

Significant amounts of our sales are made to a relatively small number of drug wholesalers, retail drug chains, managed care purchasing organizations, mail order pharmacies and hospitals. These customers represent an essential part of the distribution chain of generic pharmaceutical products. These customers have undergone, and are continuing to undergo, significant consolidation. This consolidation may result in these groups gaining additional purchasing leverage and consequently increasing the product pricing pressures facing our business. Additionally, the emergence of large buying groups representing independent retail pharmacies and the prevalence and influence of managed care organizations and similar institutions potentially enable those groups to attempt to extract price discounts on our products. The result of these developments may have a material adverse effect on our business, financial position and results of operations.

In the normal course of business, we periodically enter into employment, legal settlements and other agreements which incorporate indemnification provisions. We maintain insurance coverage which we believe will effectively mitigate our obligations under these indemnification provisions. Should our obligation under an indemnification provision exceed our coverage or should coverage be denied, it could have a material adverse effect on our business, financial position and results of operations.

In the normal course of business, we periodically enter into employment, legal settlements, and other agreements which incorporate indemnification provisions. We maintain insurance coverage which we believe will effectively mitigate our obligations under these indemnification provisions. However, should our obligation under an indemnification provision exceed our coverage or should coverage be denied, it could have a material adverse effect on our business, financial position and results of operations.

We use a variety of estimates and assumptions in preparing our financial statements. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenues, expenses and income. Any such changes could have a material adverse effect on our business, financial position and results of operations.

There are inherent uncertainties involved in estimates, judgments and assumptions used in the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Any changes in estimates, judgments and assumptions used could have a material adverse effect on our business, financial position and results of operations.

The financial statements included in the periodic reports we file with the Securities and Exchange Commission (“SEC”) are prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP involves making estimates of expenses and income. This includes, but is not limited to, estimates, judgments and assumptions used in chargeback estimates, share-based payments, and long-lived asset lives. Estimates, judgments and assumptions are inherently subject to change in the future, and any such changes could result in corresponding changes to the amounts of assets, liabilities, revenues, expenses and income. Any such changes could have a material adverse effect on our business, financial position and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes or incorporates forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included or incorporated in this prospectus, particularly under the heading “Risk Factors”, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

You should not unduly rely on forward-looking statements contained or incorporated by reference in this prospectus. Actual results or outcomes may differ materially from those predicted in our forward-looking statements due to the risks and uncertainties inherent in our business, including, without limitation the impact of competitive products and pricing, product demand and market acceptance, new product development, the regulatory environment, including without limitation, reliance on key strategic alliances, availability of raw materials, fluctuations in operating results and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

You should read and interpret any forward-looking statements together with the following documents:

•	our most recent Annual Report on Form 10-K

•	our most recent Quarterly Report on Form 10-Q;

•	the risk factors contained in this prospectus under the caption “Risk Factors”; and

•	our other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which that statement is made. We will not update any forward-looking statement to reflect events or circumstances that occur after the date on which such statement is made.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of these securities for general corporate purposes, which may include working capital, research and development, capital expenditures, acquisitions, joint ventures, product licenses and stock repurchase programs. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. The amount of securities offered from time to time pursuant to this prospectus and any prospectus supplement, and the precise amounts and timing of the application of net proceeds from the sale of those securities, will depend upon our funding requirements. If at the time of an issuance of securities we elect to make different or more specific use of proceeds than described in this prospectus, such use will be described in the prospectus supplement relating to those securities. Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following summary is qualified by the more detailed information appearing in the computation table found in Exhibit 12.1 to the registration statement of which this prospectus is part and the historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus. The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated.

	Six Months Ended	Year Ended April 30,
(In $000’s, except ratio)	October 31, 2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	1,677	418	—	—	1,467
Deficiency of earnings to fixed charges	$—	$—	$6,868	$4,034	$—

Due to our losses in the years ended December 31, 2008 and 2007, the ratio coverage was less than 1:1. Earnings are inadequate to cover fixed charges as additional earnings of $6.9 million in 2008 and $4.0 million in 2007 would have been required to achieve a ratio of 1:1. As of the date of this prospectus, we have no shares of preferred stock outstanding, and consequently, our ratio of earnings to combined fixed charges and preferred share dividends and ratio of earnings to fixed charges would be identical.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation, as amended, and bylaws, copies of which are on file with the Commission as exhibits to registration statements previously filed by us, and which have been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. Our common stock and the rights of the holders of our common stock are subject to the applicable provisions of the Delaware General Corporation Law, our certificate of incorporation, as amended, and our bylaws, the rights of the holders of our preferred stock, if any, as well as the terms of our senior indebtedness and senior subordinated indebtedness, if any. See “Where You Can Find More Information.”

The prospectus supplement relating to an offering of common stock will describe relevant terms of the offering, including the number of shares offered, the initial offering prices, market price and dividend information.

Under our certificate of incorporation, as amended, we have authority to issue 50,000,000 shares of common stock, $0.01 par value per share, and 3,000,000 shares of preferred stock, $0.01 par value per share. The only equity securities currently outstanding are shares of common stock.

Common Stock

As of February 3, 2010, we had 12,367,000 shares of common stock issued and outstanding. As of February 3, 2010, we had 534,000 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our 2009 Stock Option Plan and our 1994 Director Stock Option Plan. As of February 3, 2010, we had no warrants to purchase our common stock outstanding.

Preemptive Rights

The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our stock or other securities.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all matters, unless the matter is one upon which a different vote is required by our Certificate of Incorporation, as amended, or bylaws or the express provisions of Delaware law.

Dividends

Holders of our common stock are entitled to receive dividends or other distributions when and if declared by our board of directors. The right of our board of directors to declare dividends, however, is subject to any rights of the holders of other classes of our capital stock, if any, and the availability of sufficient funds to pay dividends.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.

Rights and Preferences

Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock.

The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Non-Assessable

All outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. The transfer agent and registrar for any preferred stock will be set forth in the applicable prospectus supplement.

Nasdaq Global Market

Our common stock is traded on The Nasdaq Global Market under the symbol “HITK.”

Delaware Takeover Statute

We are subject to Section 203 of the Delaware General Corporate Law (“DGCL”). This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/ 3 % of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of any class or series of stock or convertible security owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Removal of Directors, Vacancies

Subject to the laws of the State of Delaware, stockholders may remove any director, with our without cause, and may elect his successor. The board of directors at any meeting called for the purpose by vote of a majority of the then total authorized number of directors may remove from office for cause any director and may elect his successor, and by similar vote may remove from office without cause any director elected by the board and may elect his successor.

No Cumulative Voting

Delaware law provides that stockholders are not entitled to the right to cumulative votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

Written Consent of Stockholders

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.

Special Meetings of Stockholders

Special meetings of our stockholders may be called only by the board of directors or the executive committee of the board of directors or by the president or secretary at the written request of the holders of a number of shares of stock then outstanding which represent at least 50% of the total number of votes entitled to be cast.

Advance Notice Requirement

Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders.

Amendment

The approval of a majority of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our bylaws by stockholder action or by a majority vote of the directors then in office, or to amend the provisions of our certificate of incorporation that are described in this section or that are described under “Limitation of Liability and Indemnification of Executive Officers.

Limitation of Liability and Indemnification of Executive Officers and Directors

Delaware law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of a director to our company or our stockholders for monetary damages for any breach of fiduciary duty as a director. Subject to certain limitations, our bylaws provide that we must indemnify our directors and executive officers to the fullest extent permitted by Delaware law.

We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors, officers, and some employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

The limitation of liability and indemnification provisions in our certificate of incorporation, as amended, bylaws, and indemnification agreements may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit our stockholders and us. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

DESCRIPTION OF PREFERRED STOCK

This section describes the general terms of our preferred stock to which any prospectus supplement may relate. A prospectus supplement will describe the terms relating to any preferred stock to be offered by us in greater detail, and may provide information that is different from this prospectus. If the information in the prospectus supplement with respect to the particular preferred stock being offered differs from this prospectus, you should rely on the information in the prospectus supplement. A copy of our certificate of incorporation, as amended, has been incorporated by reference from our filings with the SEC as an exhibit to the registration statement. A certificate of amendment to our certificate of incorporation will specify the terms of the preferred stock being offered, and will be filed or incorporated by reference as an exhibit to the registration statement before the preferred stock is issued.

Under our certificate of incorporation, as amended, we have the authority to issue 53,000,000 shares of stock; 50,000,000 of which are designated as common stock and 3,000,000 of preferred stock which the board of directors has the power and is authorized to divide into classes and into series within any class or classes, to determine the designation and the number of shares of any series, to determine the relative rights, preferences and limitations of the shares of any series, including, but not limited to, whether the series has conversion privileges. As of March 12, 2010, no shares of preferred stock have been issued.

If our board of directors decides to issue any preferred stock, it may discourage or make more difficult a merger, tender offer, business combination or proxy contest, assumption of control by a holder of a large block of our securities or the removal of incumbent management, even if these events were favorable to the interests of stockholders. Our board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights and dividend and liquidation preferences which may adversely affect the holders of common stock.

The following description of our preferred stock, and any description of our preferred stock in a prospectus supplement may not be complete and is subject to, and qualified in its entirety by reference to, Delaware law and the actual terms and provisions contained in our certificate of incorporation, as amended, and our bylaws.

Terms

If preferred stock is offered by us, the prospectus supplement will describe the terms of the preferred stock, including the following if applicable to the particular offering:

•	number of shares of preferred stock to be issued and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	dividend rights, including dividend rates, periods, or payment dates, or methods of calculation of dividends applicable to the preferred stock;

•	the date from which distributions on the preferred stock shall accumulate, if applicable;

•	right to convert the preferred stock into a different type of security;

•	voting rights attributable to the preferred stock;

•	rights and preferences upon our liquidation or winding up of our affairs;

•	terms of redemption;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•	a discussion of federal income tax considerations applicable to the preferred stock;

•

the relative ranking and preferences of the preferred stock as to distribution rights (including whether any liquidation preference as to the preferred stock will be treated as a liability for purposes of determining the availability of assets for distributions to holders of stock ranking junior to the shares of preferred stock as to distribution rights);

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution rights and rights upon the liquidation, dissolution or winding up or our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise indicated in the applicable supplement to this prospectus, shares of our preferred stock may rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

•	senior to all classes or series of our common stock, and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all equity securities issued by us, the terms of which specifically provide that these equity securities rank on a parity with the preferred stock; and

•	junior to all equity securities issued by us, the terms of which specifically provide that these equity securities rank senior to the preferred stock.

Distributions

Subject to any preferential rights of any outstanding stock or series of stock, our preferred stockholders are entitled to receive distributions, when and as authorized by our board of directors, out of legally available funds, and share pro rata based on the number of preferred shares, common stock and other parity equity securities outstanding.

Voting Rights

Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred stock will not have any voting rights.

Liquidation Preference

Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of stock ranking junior to the preferred stock in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of our preferred stock are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if the preferred stock does not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no right or claim to any of our remaining assets. In the event that, upon our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred stock and the corresponding amounts payable on all of our stock of other classes or series of equity security ranking on a parity with the preferred stock in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred stock and all other such classes or series of equity security will share ratably in the distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

If the liquidating distributions are made in full to all holders of preferred stock, our remaining assets will be distributed among the holders of any other classes or series of equity security ranking junior to the preferred stock upon our liquidation, dissolution, or winding up, according to their respective rights and preferences and in each case according to their respective number of shares of stock.

Conversion Rights

The terms and conditions, if any, upon which shares of any series of preferred stock are convertible into other securities will be set forth in the applicable supplement to this prospectus. These terms will include the amount and type of security into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock or us, the events, if any, requiring an adjustment of the conversion price and provisions, if any, affecting conversion in the event of the redemption of that preferred stock.

Redemption

If so provided in the applicable supplement to this prospectus, our preferred stock will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended, and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture that are attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under the forms of indenture. This summary is not complete and may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of a particular series of debt securities may differ from the terms described in this prospectus. As a result, we will indicate in the prospectus supplement whether the general terms in this prospectus apply to a particular series of debt securities offered. The prospectus supplement also will state whether any of the terms summarized below do not apply to the debt securities being offered. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus, the applicable prospectus supplement, and the indenture governing such series of debt securities which will be filed as an exhibit to the registration statement of which this prospectus forms a part at or prior to the time of the sale of the debt securities.

General

Within the total dollar amount of the shelf registration statement of which this prospectus forms a part, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities we issue will have terms that are consistent with the indenture applicable to such series of debt securities. Senior debt securities will be unsecured and unsubordinated obligations and will rank equal with all our other unsecured and unsubordinated debt. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indenture might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and the applicable prospectus supplement, and might not contain financial or similar restrictive covenants. The indenture might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

If debt securities are offered by us, the prospectus supplement will describe the terms of the debt securities, including the following if applicable to the particular offering:

•	the title and form of the debt securities;

•	the offering price of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•	the person or persons to whom any interest on a debt security of the series are to be paid;

•	the date or dates on which we are required to repay the principal;

•	the rate or rates at which the debt securities will bear interest;

•	the date or dates from which interest will accrue, and the dates on which we are required to pay interest;

•	the place or places where we are required to pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities;

•	the principal amount of the debt securities that we will be required to pay upon declaration of acceleration of their maturity;

•

the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

•	the applicability of the provisions described under “Defeasance” below;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	the subordination provisions that will apply to any subordinated debt securities;

•

any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indenture; and

•	any other terms of the debt securities not inconsistent with the applicable indenture.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe generally the U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe generally the U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars. You should consult with your own tax advisor before making a decision to purchase any debt security.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded. If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indenture, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Payment and Paying Agents

We will be required to pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will be required to pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we will be required to maintain a paying agent in each place of payment for the debt securities.

The paying agent will be required to return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the forms of indenture, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indenture; and

•	we meet the other conditions described in the indenture.

Events of Default

Each of the following constitutes an event of default under the forms of indenture:

•	failure to pay the principal of or any premium on any debt security when due;

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to deposit any sinking fund payment when due;

•

failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide indemnification, subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•

the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•

the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

Under the forms of indenture, we and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the forms of indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the forms of indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the forms of indenture relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The forms of indenture provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the debt securities; and

•	to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accounting firm to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will be required to mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTIO N OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock, debt securities or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock, shares of preferred stock, depositary shares, or debt securities offered by any prospectus supplement and may be attached to or separate from common stock, preferred stock, or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, the applicable warrant agreement, which will be filed as an exhibit to a the registration statement of which this prospectus forms a part.

Terms

If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the currency, currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

•

the designation, aggregate principal amount, currency, currencies or currency units and terms of the debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon such exercise;

•

the designation and terms of the preferred stock, depositary shares, or debt securities with which the warrants are issued and the number of warrants issued with each share of preferred stock, depositary share, or debt security;

•	the date on and after which the warrants and the related common stock, preferred stock, or debt securities will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants shall commence and the date on which this right shall expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock, shares of preferred stock, or debt securities purchasable upon exercise, including the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indenture or to receive payments of dividends, if any, on the shares common stock, preferred stock, or purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants

Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of common stock or shares of preferred stock at an exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to such warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities or shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

PLAN OF DISTRIBUTION

We may sell securities to one or more underwriters or dealers for public offering and sale by them, or we may sell the securities to investors directly or through agents. The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including, if applicable to the particular offering:

•	the name or names of any underwriters;

•	the purchase price of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price and the net proceeds we will receive from such sale;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

We may distribute our securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the prospectus supplement specifies, including in “at-the-market” offerings. We may sell our securities through a rights offering, forward contracts, or similar arrangements.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Any underwriting discounts or other compensation which we pay to underwriters or agents in connection with the offering of our securities, and any discounts, concessions or commissions which underwriters allow to dealers, will be set forth in the prospectus supplement. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us, will be described in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our offered securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Any common stock sold pursuant to this prospectus and applicable prospectus supplement will be approved for trading, upon notice of issuance, on the Nasdaq Global Market or such other stock exchange that our securities are trading upon.

Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

The securities being offered under this prospectus, other than our common stock, will be new issues of securities with no established trading market and unless otherwise specified in the applicable prospectus supplement. It has not presently been established whether the underwriters, if any, as identified in a prospectus supplement, will make a market in the securities. If the underwriters make a market in the securities, the market making may be discontinued at any time without notice. We cannot provide any assurance as to the liquidity of the trading market for the securities.

An underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with the securities laws. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bidders to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. The underwriters may engage in these activities on any exchange or other market in which the securities may be traded. If commenced, the underwriters may discontinue these activities at any time.

Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, us in the ordinary course of business.

EXPERTS

The consolidated financial statements of Hi-Tech Pharmacal Co., Inc., included in the Annual Report on Form 10-K for the year ended April 30, 2009, and our internal control over financial reporting have been audited by Eisner LLP, an independent registered public accounting firm, as stated in their report thereon, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports given on the authority of said firm as experts in auditing and accounting.

VALIDITY OF THE SECURITIES

Tashlik, Kreutzer, Goldwyn & Crandell P.C. will pass upon certain legal matters relating to the issuance and sale of the securities on behalf of Hi-Tech Pharmacal Co., Inc. Counsel for any underwriter or agents will be noted in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC in Washington, D.C. You may read and copy any document we file at the SEC’s public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC has prescribed rates for copying. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov. Our filings are also available at our website at http://www.hitechpharm.com, which is not a part of this prospectus and is not incorporated herein by reference.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement as permitted by the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” some of the documents we file with it into this prospectus, which means:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	later information that we file with the SEC will automatically update and supersede the incorporated information.

The following documents, which have been filed by us with the SEC pursuant to the Exchange Act are incorporated by reference in this registration statement as of their respective dates:

•	Our Annual Report on Form 10-K for the year ended April 30, 2009;

•	Our Quarterly Reports on Form 10-Q for the periods ended July 31, 2009, October 31, 2009 and January 31, 2010;

•	Our Current Reports on Form 8-K filed on June 25, 2009, March 12, 2010 and March 22, 2010;

•	All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since April 30, 2009; and

•

The description of our common stock contained in its registration statement on Form 8-A which was filed on July 20, 1992 together with all amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Section 13, 14 and 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering, other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by SEC rules and regulations, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus, but not delivered with this prospectus. We will provide such copies at no cost, upon written or oral request, by writing or telephoning us at:

Hi-Tech Pharmacal Co., Inc.
369 Bayview Avenue
Amityville, New York 11701
Attention: Mr. William Peters
Telephone: (631) 789-8228

We maintain a website at http://www.hitechpharm.com, which is not a part of this prospectus and is not incorporated herein by reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. You should rely only on the information and representations provided in this prospectus or on the information incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

$100,000,000

HI-TECH PHARMACAL CO., INC.

Common Stock,

Preferred Stock, Debt Securities and Warrants

PROSPECTUS

April 16, 2010

PART II

INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of our estimated costs and expenses, other than underwriting compensation, incurred or expected to be incurred by us in connection with the issuance and distribution of an assumed amount of $100,000,000 of securities being registered pursuant to this registration statement. The assumed amount has been used to demonstrate the costs and expenses of an offering of the entire assumed amount of securities being registered and does not represent an estimate of the amount of securities that may be offered because such amount is unknown at this time:

SEC Registration Fee	$7,130.00
NASDAQ Global Market Listing Fee	$(1)
Printing and Engraving Expenses	$(1)
Blue Sky qualification fees and expenses	$(1)
Legal Fees and Expenses	$(1)
Accounting Fees and Expenses	$(1)
Transfer agent and registrar fees	$(1)
Miscellaneous	$(1)

Total	(1)

(1)	These fees and expenses depend on the security offered and the number of issuances and, accordingly, cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(A)	The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

(a)

“A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)

Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors or officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

(B)	Articles NINTH and TENTH of the Company’s Restated Certificate of Incorporation contains the following provision relating to the indemnification of directors and officers:

NINTH: “A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.

TENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.”

(C)	Article XI of the Company’s By-laws contains the following provisions relating to indemnification of officers and directors:

“Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(b) Right to Advancement of Expenses. The right to indemnification conferred upon directors and officers in paragraph (a) of this Section shall include the right to be paid by the corporation the expenses (including attorneys’ fees) incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan), shall be made only upon delivery to the corporation of an undertaking (hereinafter, an “undertaking”) by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to the advancement of expenses (including attorneys’ fees), to any employee or agent of the corporation to the fullest extent of the provisions of this Section with respect to advancement of expenses to directors and officers of the corporation.

(c) Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses (including attorneys’ fees) conferred in paragraphs (a) and (b) of this Section shall be contract rights. If a claim under paragraph (a) or (b) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation’s certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.”

The Company has entered into indemnification agreements with each of its current directors and officers, which provide for indemnification of, and advancement of expenses to, such persons to the greatest extent permitted by Delaware law, including by reason of action or inaction occurring in the past, and circumstances in which indemnification and advancement of expenses to such persons are permitted or are discretionary to the greatest extent under Delaware law.

The Company also maintains directors’ and officers’ liability insurance coverage which insures directors and officers of the Company against certain losses arising out of claims made by reason of their being directors and officers of the Company.

ITEM 16.	EXHIBITS.

Exhibit Number	Description of Exhibit	Footnotes

*1.1	Form of Underwriting Agreement

3.1	Certificate of Amendment to the Certificate of Incorporation	(1)

3.2	Certificate of Incorporation, as amended	(2)

3.3	By-laws	(3)

4.1	Common Stock specimen	(4)

*4.2	Specimen of Preferred Stock Certificate

*4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein)

*4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein)

*4.5	Form of Warrant Agreement (Form of Warrant included therein)

*5.1	Legal Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges	(5)

23.1	Consent of Eisner LLP

24.1	Power of Attorney	(5)

*25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, for debt securities indentured.

*	To be filed, as applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered.
(1)	Filed as Exhibit 3.1 to Hi-Tech Pharmacal Co., Inc. Annual Report on Form 10-K for the fiscal year ended April 30, 2003, and incorporated herein by reference.
(2)	Filed as Exhibit 3.0 to Hi-Tech Pharmacal Co., Inc. Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1994, and incorporated herein by reference.
(3)	Filed as Exhibit 3.11 to Hi-Tech Pharmacal Co., Inc.’s Current Report on Form 8-K, dated September 18, 2007, filed September 21, 2007, and incorporated herein by reference.
(4)	Filed as Exhibit 1.1 to Hi-Tech Pharmacal Co., Inc.’s Registration Statement on Form 8-A, No. 33-47860, dated July 21, 1992, filed July 21, 1992, and incorporated herein by reference.
(5)	Previously filed.

ITEM 17.	UNDERTAKINGS.

a. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities. The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

e. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Amityville, State of New York, on the 16th day of April, 2010.

HI-TECH PHARMACAL CO., INC.

By:	/s/ David S. Seltzer
David S. Seltzer
Chairman of the Board, Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ David S. Seltzer David S. Seltzer	Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer and Director	April 16, 2010
/s/ William Peters William Peters	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2010
* Reuben Seltzer	Director	April 16, 2010

* Martin M. Goldwyn	Director	April 16, 2010
* Jack van Hulst	Director	April 16, 2010
* Yashar Hirshaut, M.D.	Director	April 16, 2010
* Anthony J. Puglisi	Director	April 16, 2010
* Bruce W. Simpson	Director	April 16, 2010

*By:	/s/ David S. Seltzer
David S. Seltzer Attorney-in-Fact

INDEX TO EXHIBITS

(a) EXHIBITS.

Exhibit Number	Description of Exhibit	Footnotes

*1.1	Form of Underwriting Agreement

3.1	Certificate of Amendment to the Certificate of Incorporation	(1)

3.2	Certificate of Incorporation	(2)

3.3	By-laws	(3)

4.1	Common Stock specimen	(4)

*4.2	Specimen of Preferred Stock Certificate

*4.3	Form of Indenture for Senior Debt Securities (Form of Senior Debt Securities included therein)

*4.4	Form of Indenture for Subordinated Debt Securities (Form of Subordinated Debt Securities included therein)

*4.5	Form of Warrant Agreement (Form of Warrant included therein)

*5.1	Legal Opinion of Tashlik, Kreutzer, Goldwyn & Crandell P.C.

12.1	Statement Regarding the Computation of Ratio of Earnings to Fixed Charges	(5)

23.1	Consent of Eisner LLP

24.1	Power of Attorney	(5)

*25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, for debt securities indentured.

*	To be filed, as applicable, by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities registered.
(1)	Filed as Exhibit 3.1 to Hi-Tech Pharmacal Co., Inc. Annual Report on Form 10-K for the fiscal year ended April 30, 2003, and incorporated herein by reference.
(2)	Filed as Exhibit 3.0 to Hi-Tech Pharmacal Co., Inc. Quarterly Report on Form 10-Q for the quarterly period ended October 31, 1994, and incorporated herein by reference.
(3)	Filed as Exhibit 3.11 to Hi-Tech Pharmacal Co., Inc.’s Current Report on Form 8-K dated September 18, 2007, filed September 21, 2007, and incorporated herein by reference.
(4)	Filed as Exhibit 1.1 to Hi-Tech Pharmacal Co., Inc.’s Registration Statement on Form 8-A, No. 33-47860, dated July 21, 1992, filed July 21, 1992, and incorporated herein by reference.
(5)	Previously filed.